Exhibit 10.2

FINAL EXECUTION VERSION

SCION CARDIO-VASCULAR, INC.
AMENDED AND RESTATED CONSULTING AGREEMENT

            THIS CONSULTING AGREEMENT (the “Agreement”), entered into this 27th day of October 2004 (the “Effective Date”), is by and between SCION CARDIO-VASCULAR, INC. (“SCV”) and MELVIN LEVINSON (“Consultant”).

R E C I T A L S:

            WHEREAS, SCV desires to retain Consultant and Consultant desires to be retained by SCV as to provide product development advice and guidance in accordance with the terms, conditions and provisions of this Agreement.

            NOW THEREFORE, in consideration of the promises and agreements herein contained and other good and valuable consideration, the receipt and adequacy of which are hereby forever acknowledged and confessed, the parties agree as follows:

AGREEMENT

1.	Recitals. The foregoing recitals are true and correct in all respects and are incorporated into this Agreement by reference.

2.

Retention.  SCV hereby retains Consultant and Consultant hereby accepts such retention to provide product development advice and guidance for SCV upon the terms and conditions set forth in this Agreement.  That certain previous consulting agreement entered into by and between the Company and Consultant dated September 1, 2002, is hereby terminated in its entirety.

3.

No Authority to Bind.  Consultant shall not have authority, and it is expressly outside the scope of the employment created pursuant to this Agreement, to enter into any contracts binding upon SCV or to create any obligations on the part of SCV, unless otherwise authorized by the Board of Directors of SCV to do so.

4.	Services to be Provided by Consultant.

(a)

Services.  Consultant shall devote time, knowledge, and skill to the services that are the subject of this Agreement and shall render services on behalf of SCV during the Term of this Agreement.  Consultant’s specific hours of shall be those that are determined jointly by SCV and Consultant.  Company resources are to be used by Consultant solely in the performance of his/her duties under this Agreement.

(b)

Consultant’s Representations and Warranties.  The execution and delivery of this Agreement and the performance of the obligations of Consultant hereunder will not violate or conflict with any provision of, and do not constitute a default under or breach of any contract, agreement, or other instrument to which Consultant is a party.

FINAL EXECUTION VERSION

5.	Compensation.

(a)

Consulting Fee.  During the Term of this Agreement, in consideration for the Services rendered by Consultant pursuant to this Agreement, SCV shall pay to Consultant an fee of Eighty-four Thousand ($84,000), paid in arrears in equal installments in accordance with the accounts payable policies of SCV as may be in effect from time to time, but in no event less than semi-monthly.

6.	Term and Termination.

(a)

Term.  The term of this Agreement shall be for a period of three years (3) year commencing as of the Effective Date and automatically renewing for successive three (3) year terms (each, a “Renewal Term”) upon the anniversary of the Effective Date, unless either party provides the other advance written notice of its intent not to renew not less than sixty (60) days prior to the end of the then existing term.

(b) Death of Consultant. In the event of Consultant’s death, this Agreement shall automatically terminate.

(c)

Termination for Cause.  Either party shall be entitled to terminate this Agreement at any time “for cause”.  For purposes of this Agreement, the term “for cause” shall mean a material breach by the other party of a term of this Agreement, including any amendments hereto, after thirty (30) days written notice from the non-breaching party to the breaching party and failure of the breaching party to cure within the thirty (30) day period.

(d)

Effects of Termination.  Upon the termination of the Agreement, Consultant’s duties shall cease as of the effective date of termination, and all benefits, except as otherwise specified in this Agreement and those required to be continued by law, will cease as of the effective date of termination.  Notwithstanding the foregoing, in the event this Agreement is terminated under the provisions of this Section, the Company shall provide to Consultant the following:

(i) Three months severance, paid according to the Company’s usual payroll policies, including salary and benefits.

(ii) Continuation and payment of the same or substantially the same health insurance coverage provided to Consultant and his family by SCV.

7.	Business Records. All business records of SCV and those business records produced by Consultant are and shall remain the property of SCV.

8.

Confidentiality.  Consultant acknowledges that as a result of his/her employment, Consultant may become informed of and have access to, valuable and confidential information of SCV including, but not limited to, vendor and customer lists, financial records, trademarks, patents, copyrights, products under development, marketing techniques, operations, contracts and any other information disclosed to or known by Consultant as a result of his/her employment by SCV and not generally known in the trade

SCV Consulting Agreement

FINAL EXECUTION VERSION

or industry in which SCV is engaged (the “Confidential Information”).  Even though the Confidential Information may be contributed to, developed or acquired in whole or in part by Consultant, all of the Confidential Information shall remain the exclusive property of SCV to be held by Consultant in trust and solely for SCV’s benefit.  Accordingly, except as required by law, Consultant shall not, at any time, either during or subsequent to the Term of this Agreement, use, reveal, report, publish, copy, transcribe, transfer or otherwise disclose to any person, corporation or other entity, any of the Confidential Information without the prior written consent of SCV, except to responsible officers and employees of SCV and other responsible persons who are in a contractual or fiduciary relationship with SCV and except for information which legally and legitimately is or becomes of general public knowledge from authorized sources other than Consultant.  Upon the termination or expiration of this Agreement, Consultant shall promptly deliver to SCV all deliverable Confidential Information that is in Consultant’s possession or control.

9.	Survival. The covenants and provisions in Section 8 shall survive the expiration or termination of this Agreement.

10.

Notices.  Any notice required or permitted to be given under this Agreement shall be deemed duly given if in writing and when received by registered or certified mail, by overnight express, or by hand delivery to SCV or Consultant at the addresses set forth as follows or to any other address of which notice of the change is given to the parties hereto:

	To SCV:	Scion Cardio-Vascular, Inc. 14256 SW 119th Avenue Miami, Florida 33186

	To Consultant:	Melvin Levinson, M.D. 12700 SW 64th Court Miami, FL 33156

11.

Entire Agreement/Modification.  This Agreement constitutes the entire agreement between the parties relating to Consultant’s employment by SCV and supersedes any and all prior agreements or oral representations by either party related thereto. This Agreement shall not be changed, modified or amended in any respect except by a written instrument signed by the parties hereto.

12.

Choice of Law and Invalid Provisions.  This Agreement is made and delivered in, and shall be governed by, and construed in accordance with, the applicable laws of the State of Florida and if any term or part of this Agreement shall be determined to be invalid, illegal or unenforceable in whole or in part, the validity of the remaining part of such term or the validity of any other term of this Agreement shall not in any way be affected. If any invalidity or unenforceability is caused by the length of any period of time or the size of any area set forth in any part of this Agreement, the period of time or area, or both, shall be considered to be reduced to a period or area that would cure the invalidity or unenforceability.

13.

Status of Consultant.  SCV and Consultant shall be independent contractors and nothing contained in this Agreement shall be deemed or construed (i) to create a partnership or joint venture between SCV or any affiliate, employee, officer, agent

SCV Consulting Agreement

FINAL EXECUTION VERSION

or associate of Consultant or (ii) to constitute Consultant or any affiliate, employee, agent or associate of Consultant as an employee, agent, or partner of SCV.

14.

Binding Effect/Assignment.  This Agreement shall be binding upon and inure to the benefit of the parties hereto, their respective heirs, legal representatives, successors and assigns. Consultant shall not assign this Agreement without the specific written consent of SCV that may be withheld in SCV's sole and absolute discretion. Any assignment in violation of this Section 18 shall be void and of no legal force and effect.

15.

Waiver.  A waiver by any party of any of the terms and conditions hereof shall not be construed as a general waiver by such party and such party shall be free to reinstate any such term or condition, with or without notice to the other party.

16.	Representations and Covenants of the Consultant. Consultant covenants, represents and warrants to SCV that:

(a) Consultant agrees to be bound by and comply with all rules, policies and regulations of SCV.

(b) The foregoing covenants constitute a material inducement for SCV to enter into this Agreement.

17.

Construction and Acknowledgment.  This Agreement shall be construed without regard to any presumption or other rule requiring construction against the party causing this Agreement to be drafted. All sections or paragraphs in this Agreement are for convenience only and are not deemed part of the content of this Agreement. Consultant has read this Agreement in its entirety, understands its contents.

18.

Jurisdiction; Venue; Inconvenient Forum; Jury Trial. Any suit, action or proceeding with respect to this Agreement shall be brought in the Miami-Dade County Circuit Court for the Eleventh Judicial Circuit in and for Miami-Dade County, Florida or in the U.S. District Court for the Southern District of Florida Miami Division, and the parties accept the exclusive personal jurisdiction of those courts for the purpose of any suit, action or proceeding.  Each party waives all rights to any trial by jury in all litigation relating to or arising out of this Agreement.

19.	Counterparts. This Agreement may be executed in multiple counterparts, each of which shall be deemed an original and all of which shall constitute a single agreement.

SCV Consulting Agreement

FINAL EXECUTION VERSION

            IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the day and year first above written.

CONSULTANT:

Melvin Levinson, M.D.

SCV:

SCION CARDIO-VASCULAR, INC.

By:
George Golik, President

SCV Consulting Agreement